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                                                                   Exhibit 10.12

                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  AMENDMENT (this "Amendment"), dated as of March 25, 1998, to the Employment Agreement dated as of October 1, 1996 (the "Employment Agree-ment"), by and between FPA Medical Management, Inc., a Delaware corporation (the "Company"), and Sol Lizerbram ("Employee").

                  WHEREAS, the Company and Employee have previously entered into the Employment Agreement;

                  WHEREAS, it is mutually in the best interests of the Company and Employee to modify and amend the Employment Agreement in the manner stated herein.

                  NOW, THEREFORE, in order to effect the foregoing, in consider-ation of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Employment Agreement):

                  1.     Compensation and Other Benefits

                  Sections 3(a) and (b) of the Employment Agreement are hereby amended to read in their entirety as follows:

                  "(a) Base Salary. As compensation for his employment under the Agreement from March 25, 1998 until March 25, 1999, the Company shall pay to Employee an aggregate amount equal to $1,112,500, payable in equal biweekly installments.

                  (b)  Intentionally blank.

                  2.     Special Termination Rights.

                  Notwithstanding the provisions of Section 4 of the Employment Agreement, effective as of the date hereof and continuing during the period ending on March 31, 1999, in the event Employee's employment is terminated for any
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reason (including for Cause) by the Company or Employee, the following provisions shall apply:

                (a) Effective as of the date of Employee's termination of employment (the "Employment Termination Date"),
                        Employee hereby resigns his position as Chairman of the Company and as a director of the Company and shall resign as an officer and director, as applicable, of each of the Company's direct or indirect subsidiaries and affiliated professional corporations. Except as provided in paragraph (d) below, effective as of the Employment Termination Date, the Employment Agreement shall be terminated and the Company and Employee shall have no further rights or obligations under the Employment Agreement, provided that in the event Employee is terminated by the Company prior to March 25, 1999, the Company shall, in addition to the amounts payable pursuant to paragraph (b) below, make a lump sum payment to Employee equal to $1,112,500 minus the aggregate amount of payments made to Employee after the date hereof pursuant to Section 3(a) of the Employment Agreement (as amended by Section 1(a) above) (the "Base Salary Pay ment"). Employee shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to effect the resignation of his positions pursuant to this Section 2.

                (b) So long as Employee has executed and delivered and not revoked the Release (as defined below), Employee's termination shall be deemed to be a termination for other than Cause and Employee shall be entitled to receive the Severance Benefits consistent with the terms of Section 4(a)(ii) of the Employment Agreement (including without limitation the acceleration of the vesting of all Employee's stock options pursuant to
                        Section 4(a)(ii)(B)).

                (c) The Company and Employee acknowledge and agree that the aggregate amount to be paid to Employee in equal payments over the 36 month period pursuant to Section 4(a)(ii)(A) of the Employment Agreement shall be $3,337,500. The Company and Employee acknowledge and agree that the benefit due to


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                        Employee pursuant to Section 4(a)(ii)(B) relating to
                        Section 3(c)(v) of the Employment Agreement shall be paid in equal monthly payments.

                (d) Notwithstanding paragraph (a) above and other provisions of this Amendment, except as modified herein, the provisions of Sections 4(a), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i), 4(j), 5 and 6 of the Employment Agreement shall survive the termination of the Employment Agreement (the "Surviving Provisions").

                (e) Employee and the Company agree to execute and deliver to each other a release, substantially in the form attached as Exhibit A hereto (the "Release"), within two (2) days of the Employment Termination Date.

                (f) If a Change of Control occurs within six (6) months after the Employment Termination Date, Employee shall be entitled to receive, in lieu of the payments and benefits described in paragraphs (b) and (c) above, the Severance Package consistent with the terms of Section 4(a)(iii) of the Employment Agreement and shall have the right to receive the Gross-Up Payments described in
                        Section 4(a)(iii)(E). Employee and the Company acknowledge and agree that the amount payable to Employee as part of the Severance Package shall be determined utilizing the amounts set forth in paragraph
                        (c) above.

                (g) Employee shall be entitled to exercise all of his employee stock options during the eight months following the Employment Termination Date during which Employee serves as a consultant to the Company pursuant to
                        Section 3 below and for one (1) month thereafter, consistent with the terms of the Company's stock option plans.

                (h) So long as Employee has executed and delivered and not revoked the Release, the Company shall retain Employee as a consultant pursuant to Section 3 below for a period of eight (8) months following the Employment Termination Date. Employee shall be entitled to receive, as payment for the consulting services provided pursuant to Section 3 below and the execution


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                        and delivery of the Release, a cash lump sum, in an
                        amount equal to $1,000,000 (the "Consulting Payment").

                (i) The Consulting Payment and the Base Salary Payment, if any, shall be made by wire transfer in the name of Sol Lizerbram to the account designated by Employee in writing to the Company no later then ten (10) days following the Employment Termination Date, provided that Employee has delivered the Release within two (2) days of the Employment Termination Date and has not exercised his right to revoke the Release pursuant to
                        Section 2 thereof. Employee acknowledges and agrees that, in the event that he revokes the Release pursuant to Section 2 thereof, he shall have no rights pursuant to this Amendment (including, the receipt of the Consulting Payment and the Base Salary Payment).

                  3.     Retention as a Consultant.

                  (a) If Employee's employment is terminated on or before March 31, 1999, the Company agrees to retain Employee as a consultant to the Company for a period of eight (8) months (the "Consulting Period") following the Employment Termination Date.

                  (b) During the Consulting Period, in consideration of the payments to be made to Employee pursuant to Section 2 above and the mutual covenants contained herein, Employee shall render such consulting services to the Company and its affiliates as Employee and the Company agree upon from time to time that are reasonably related to the transition of duties from Employee to his successor; it being understood, however, that, subject to Section 4 below, the obligation of Employee to render such services shall not preclude his undertaking full-time employment for another employer.

                  (c) Employee shall perform his duties hereunder at such locations as are acceptable to him and the Company and consistent with the nature of the services or by telephone consultation.

                  4.     Non-Competition.

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                  In consideration of the payments to be made to Employee
pursuant to Section 2 above and the mutual covenants contained herein, Employee agrees not to compete with the Company pursuant to the terms set forth in
Section 4(e) of the Employment Agreement; provided that the "Non-Competition Period" set forth in Section 4(e) of the Employment Agreement for purposes of this Agreement shall begin on the Employment Termination Date and continue for a period of eighteen (18) months thereafter.

                  5.     Nondisparagement and Litigation Support.

                  (a) Neither the Company nor Employee will make any derogatory or negative statements about the other party that may adversely affect the current or potential business relationships of the other. The Company agrees that Employee will have the right to reasonably approve the content of any press release containing specific reference to Employee.

                  (b) Employee agrees to make himself and his records available to the Company for consultation, testimony and related matters in connection with any claim, action, proceeding or investigation instituted by or against the Company before any court or governmental authority, in any manner as may be reasonably requested by the Company.

                  6.     Successor; Binding Agreement.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and each entity that, directly or indirectly, becomes a parent corporation of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Amendment in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.



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                  (b) This Amendment and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable or benefits would still be provided to him and/or his family hereunder if he had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Amendment to Employee's devisees, legatees, or other designees or, if there be no such designee, to Employee's estate.

                  7.     Withholding.

                  All amounts payable hereunder shall be subject to such withholding taxes as may be required by law.

                  8.     Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                  9.     No Further Amendment.

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                  Except as otherwise modified or amended herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Company and Employee have caused this Amendment to be executed as of the day and year first above written.

                                     FPA MEDICAL MANAGEMENT, INC.

                                     /s/ STEPHEN DRESNICK
                                     -----------------------------------------
                                     By:  Stephen Dresnick
                                     Its: President and Chief Executive Officer


                                     SOL LIZERBRAM

                                     /s/ SOL LIZERBRAM
                                     -----------------------------------------



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                                    EXHIBIT A

                                 FORM OF RELEASE

                  RELEASE (this "Release"), dated as of ________ __, 199_, among FPA Medical Management, Inc., a Delaware corporation (the "Company") and Sol Lizerbram ("Lizerbram").

                  WHEREAS, the Company and Lizerbram have previously entered into that certain Employment Agreement, dated as of October 1, 1996 (the "Employment Agreement"), as amended pursuant to that certain Amendment to the Employment Agreement (the "Amendment"), dated as of March 25, 1998; and

                  WHEREAS, pursuant to the Amendment, the Company and Lizerbram agreed, upon the occurrence of certain circumstances, to enter into this Release.

                  NOW, THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound, the parties hereto agree as follows:

                1.      Releases.

                (a) In furtherance of the provisions of the Amendment, Lizerbram hereby knowingly and voluntarily, fully and finally releases, acquits and forever discharges as of the date hereof and as of the Employment Termination Date (as defined in the Amendment), the Company and its affiliates, and their past and present officers, directors, shareholders, partners, trustees, beneficiaries, managers, employees, attorneys, agents, successors or assigns (the "Company Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that he had, has, or may claim to have against the Company Released Parties arising out of or relating in any way to Lizerbram's relationship with the Company as an employee, officer, director or representative or the termination thereof, or the termination of the Employment Agreement (including without limitation the federal Age Discrimination in Employment Act or equivalent state law). Notwithstanding the generality of the foregoing, nothing contained herein shall release the Company or in any way impair Lizerbram's rights to indemnification from the Company arising from or relating in any way to Lizerbram's service as an employee, officer or director as provided by law or under the Company's bylaws, or under any applicable indemnification agreement or insurance policy to which the Company is a party, including, but not limited to, Lizerbram's rights to reimbursement, coverage or indemnification in connection with any current or future litigation matter arising from or relating in any way to Lizerbram's services as an employee, officer, director or representative of the Company; nor shall the foregoing release the Company from any claim relating to the breach by the Company of its obligations set forth in the Employment Agreement (including



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                        the provisions of the Amendment) or the right to receive
                        any payments or benefits to which Employee is entitled pursuant to any Company employee benefit plan. Notwithstanding the generality of the foregoing, nothing in this Agreement shall be construed to effect a release of any right or claim by Employee in connection with his rights as a stockholder of the Company.

                (b) As a material inducement to enter into this Release, the Company likewise hereby knowingly and voluntarily, fully and finally releases, acquits, and forever discharges as of the date hereof and the Employment Termination Date, Lizerbram and his agents, employees, successors, heirs, beneficiaries or assigns (the "Lizerbram Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that it had, has, or may claim to have against Lizerbram Released Parties arising out of or relating in any way to Lizerbram's relationship with the Company as an employee, officer, director or representative, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity. Notwithstanding the generality of the foregoing, nothing contained herein shall release Lizerbram from any claim relating to the



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                        breach by Lizerbram of any confidentiality agreements
                        with the Company or any of its affiliates or the obligations set forth in the Employment Agreement and the Amendment.

                (c) Each of the Company and Lizerbram acknowledges that such party has been advised by legal counsel regarding, is familiar with and expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"), or any statute of similar effect in any other jurisdiction in which any action might be brought, with respect to the claims described in paragraphs (a) and (b) of this Section 1. Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, each of the Company and Lizerbram understands and agrees that this Release is intended to include all claims, if any, described in paragraphs (a) (in the case of Lizerbram) and (b) (in the case of the Company) above, which either party may have and which neither party now knows or suspects to exist in such party's favor against the Company Released Parties (in the case of Lizerbram) or Lizerbram Released Parties (in the case of the Company) and this Release extinguishes those claims.

                  2.     Lizerbram Right to Revoke.

                  Lizerbram acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Release and that he has been given at least twenty-one (21) days during which to consider the provisions of this Release. Lizerbram further acknowledges that he has been advised by the Company that he has the right to revoke this Release for a period of seven (7) days after the execution of this Release and that this Release shall not become effective or enforceable until such seven (7) day revocation period has expired. Lizerbram acknowledges and agrees that, if he wishes to revoke this Release, he must do so in writing, signed by Lizerbram and received by the Company at its headquarters no



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later than 5:00 p.m. Pacific Standard Time on the seventh (7th) day after the execution of this Release. Lizerbram acknowledges and agrees that, in the event that he revokes this Release, he shall have no right to receive any payment pursuant to the Employment Agreement and the Amendment. Lizerbram understands and agrees that the Company is under no obligation to offer such payment and that he is under no obligation to consent to the release set forth in paragraph 1(a) of this Release. Lizerbram represents that he has read this Release and understands its terms and that he enters into this Release freely, voluntarily, and without coercion.

                  This Release shall be deemed a part of the Amendment and accordingly shall be construed under the laws of the State of California and may be executed in counterparts.


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                  IN WITNESS WHEREOF, each of the parties has executed this
Release as of the date set forth below.

                                           FPA MEDICAL MANAGEMENT, INC.


                                           -----------------------------
                                           By:
                                           Its:


                                           --------------------------------
                                           Sol Lizerbram


Date:

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